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Macy’s, Inc. Announces Debt Tender Offer

NEW YORK—March 2, 2021-- Macy’s, Inc. (NYSE:M) today announced that its wholly owned subsidiary, Macy’s Retail Holdings, LLC (the “Company”), has commenced a cash tender offer (the “Tender Offer”) to purchase up to $500 million in aggregate principal amount (the “Maximum Tender Offer Amount”), subject to the Tender Caps (as shown below) of its outstanding notes listed in the table below (collectively, the “Notes”), in the order of priority shown in the table.

The terms and conditions of the Tender Offer are described in an Offer to Purchase dated March 2, 2021 (the “Offer to Purchase”). The Tender Offer is subject to the satisfaction of certain conditions as set forth in the Offer to Purchase. Capitalized terms used in this press release and not defined herein have the meanings given to them in the Offer to Purchase.

CUSIP Number	Title of Security	Aggregate Principal Amount Outstanding	Tender Caps(1)	Acceptance Priority Level	Tender Offer Consideration(2)	Early Tender Premium(3)	Total Tender Offer Consideration(4)
55616XAF4	3.875% Senior Notes due 2022	$450,003,000	$150,000,000	1	$988.75	$30.00	$1,018.75
55616XAK3	4.375% Senior Notes due 2023	$210,173,000	N/A	2	$1,000.00	$30.00	$1,030.00
577778AZ6	7.600% Senior Debentures due 2025	$24,265,000	N/A	3	$1,030.00	$30.00	$1,060.00
577778CB7/ 55617LAN2	6.650% Senior Debentures due 2024	$40,776,000	N/A	4	$1,007.50	$30.00	$1,037.50
55616XAL1	3.625% Senior Notes due 2024	$500,000,000	$150,000,000	5	$985.00	$30.00	$1,015.00
55616XAH0	2.875% Senior Notes due 2023	$639,832,000	N/A	6	$985.00	$30.00	$1,015.00

(1) No more than (i) $150,000,000 aggregate principal amount of the Company’s 3.875% Senior Notes due 2022 will be purchased in the Tender Offer (the “2022 Tender Cap”) and (ii) $150,000,000 aggregate principal amount of the Company’s 3.625% Senior Notes due 2024 will be purchased in the Tender Offer (the “2024 Tender Cap” and, together with the 2022 Tender Cap, the “Tender Caps”). Subject to the Maximum Tender Offer Amount, there is no “tender cap” applicable to any other Series of Notes subject to the Tender Offer.

(2) Per $1,000 principal amount of Notes validly tendered and accepted for purchase for each Series.

(3) Per $1,000 principal amount of Notes validly tendered and accepted for purchase for each Series (the “Early Tender Premium”).

(4) Per $1,000 principal amount of Notes validly tendered on or before the Early Tender Date, not validly withdrawn and accepted for purchase for each Series. Includes the Early Tender Premium, but excludes accrued and unpaid interest, which also will be paid to, but excluding, the applicable settlement date.

The amounts of each series of Notes that are purchased in the Tender Offer will be determined in accordance with the priorities identified in the column “Acceptance Priority Level” in the table above with “1” having the highest priority and “6” having the lowest priority. The Tender Offer may be subject to proration if the aggregate principal amount of Notes that is validly tendered and not validly withdrawn is greater than the Tender Caps and/or would otherwise cause the Maximum Tender Offer Amount to be exceeded.

In conjunction with the Tender Offer, we are soliciting (the “Consent Solicitation”) from holders of the 7.600% Senior Debentures due 2025 (the “2025 Debentures”) consents (the “Consents” and each a “Consent”) to the proposed amendments (“Proposed Amendments”) to the indenture, dated as of January 15, 1991, governing the 7.600% Senior Debentures due 2025 (the “1991 Indenture”), which would eliminate substantially all restrictive covenants, certain events of default and certain other provisions contained in the 1991 Indenture. The adoption of the Proposed Amendments requires the Consent of the Holders of at least a majority of the outstanding principal amount of the 2025 Debentures and only if such 2025 Debentures are not subject to proration. Each tendering holder of 2025 Debentures will be deemed to have consented to the Proposed Amendments as to the 2025 Debentures tendered. No separate fee or other consideration will be offered for such Consents delivered pursuant to the Consent Solicitation. The Consent Solicitation will expire on the Early Tender Date.

The Tender Offer and Consent Solicitation are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the condition that the Company shall have completed its concurrent New Notes Offering (as defined below) on terms and conditions satisfactory to the Company and that we have received gross cash proceeds from the New Notes Offering of at least $500 million. The Tender Offer and Consent Solicitation are not conditioned upon any minimum amount of Notes being tendered, and the Tender Offer may be amended, extended or terminated.

The Tender Offer will expire at 11:59 p.m., New York City time, on March 29, 2021, unless extended (such date and time, as the same may be extended, the “Expiration Date”) or earlier terminated. In order to receive the applicable Total Tender Offer Consideration, holders of Notes subject to the Tender Offer must validly tender and not validly withdraw their Notes on or before the Early Tender Date, which is 5:00 p.m., New York City time, on March 15, 2021, unless extended. Holders of Notes subject to the Tender Offer who validly tender their Notes after the Early Tender Date and on or before the Expiration Date and whose Notes are accepted for purchase, will receive the applicable Tender Offer Consideration, assuming the Maximum Tender Offer Amount is not purchased on the Early Settlement Date (as defined below).

The applicable Total Tender Offer Consideration for each $1,000 in principal amount of Notes tendered and accepted for payment pursuant to the Tender Offer is described in the table above. The Tender Offer Consideration is the applicable Total Tender Offer Consideration minus the applicable Early Tender Premium for each series of Notes as set forth in the table above.

In addition to the applicable Total Tender Offer Consideration or applicable Tender Offer Consideration, as the case may be, accrued and unpaid interest up to, but excluding, the applicable Settlement Date (as defined below) will be paid in cash on all validly tendered Notes accepted for purchase in the Tender Offer. The Total Tender Offer Consideration plus accrued and unpaid interest for Notes that are validly tendered and not validly withdrawn on or before the Early Tender Date and accepted for purchase will be paid by the Company in same day funds promptly following the Early Tender Date (the “Early Settlement Date”). The Company expects that the Early Settlement Date will be as early as March 17, 2021. The Tender Offer Consideration plus accrued and unpaid interest for Notes that are validly tendered after the Early Tender Date and on or before the Expiration Date and accepted for purchase will be paid by the Company in same day funds promptly following the Expiration Date (the “Final Settlement Date” and together with the Early Settlement Date, the “Settlement Dates”). The Company expects that the Final Settlement Date will be March 31, 2021, assuming the Maximum Tender Offer Amount is not purchased on the Early Settlement Date. No tenders will be valid if submitted after the Expiration Date. If the Company purchases the Maximum Tender Offer Amount of Notes on the Early Settlement Date, holders who validly tender Notes after the Early Tender Date but on or before the Expiration Date will not have any of their Notes accepted for purchase. Holders of Notes subject to the Tender Offer who validly tender their Notes on or before the Early Tender Date may not withdraw their Notes after 5:00 p.m., New York City time, on March 15, 2021, unless extended (such date and time, as the same may be extended, the “Withdrawal Date”), except in the limited circumstances described in the Offer to Purchase. Holders of Notes subject to the Tender Offer who validly tender their Notes after the Withdrawal Date but on or before the Expiration Date may not withdraw their Notes except in the limited circumstances described in the Offer to Purchase.

The Company expects to pay the Total Tender Offer Consideration on any Notes tendered at or prior to the Early Tender Date and the Tender Offer Consideration for any Notes tendered after the Early Tender Date but at or prior to the Expiration Date with proceeds from the new notes offering announced today (the “New Notes Offering”).

Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are the Dealer Managers for the Tender Offer and Solicitation Agents for the Consent Solicitation. Ipreo LLC is acting as Tender Agent and Information Agent. Persons with questions regarding the Tender Offer and Consent Solicitation should contact Credit Suisse Securities (USA) LLC at (toll-free) (212) 325-2476 or (collect) (800) 820-1653;

J.P. Morgan Securities at (toll-free) (866) 834-2045 or (collect) (866) 834-2045; U.S. Bancorp Investments, Inc. at (collect) (980) 613-4472 or (toll-free) (877) 558-2607 or Wells Fargo Securities, LLC at (collect) (704) 410-4759, (toll-free) (866) 309-6316 or by email to liabilitymanagement@wellsfargo.com. Requests for copies of the Offer to Purchase should be directed to Ipreo LLC at (toll-free) (888) 593-9546, (collect) (212) 849-3880 or by email to ipreo-tenderoffer@ihsmarkit.com. Questions regarding the tendering of Notes may be directed to Ipreo LLC at (toll-free) (888) 593-9546, (collect) (212) 849-3880 or by email to ipreo-tenderoffer@ihsmarkit.com.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase and the information in this press release is qualified by reference to the Offer to Purchase dated March 2, 2021. None of Macy’s or its affiliates, their respective boards of directors, the Dealer Managers, the Tender Agent, the Information Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither Macy’s nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

Any securities issued pursuant to the financing transactions described above will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws.

This news release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities that may be issued pursuant to the financing transactions described above. Further, nothing contained herein shall constitute a notice of redemption of the Notes.

About Macy’s, Inc.

Macy’s, Inc. (NYSE: M) is one of the nation’s premier omni-channel fashion retailers. The company comprises three retail brands, Macy’s, Bloomingdale’s and Bluemercury. Macy’s, Inc. is headquartered in New York, New York.

Forward-Looking Statements

Statements regarding the Tender Offer and the Consent Solicitations are “forward-looking statements” and are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed in such forward-looking statements. These risks and uncertainties include, but are not limited to, the ability to complete the offering on favorable terms, if at all, and general market conditions (including the COVID-19 pandemic and related economic impact) which might affect the offering. Additional information concerning these and other important risks and uncertainties can be found in the Company’s filings with the SEC, including under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended February 1, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2020. The Company undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Media - Blair Rosenberg

media@macys.com

Investors - Mike McGuire

investors@macys.com